UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2011, the registrant entered into an amended and restated employment agreement with Matthew J. Desch, the registrant’s chief executive officer. The agreement amends the employment agreement between the registrant and Mr. Desch dated as of September 18, 2010, as previously amended on December 31, 2010, to provide, among other things, that if Mr. Desch’s employment with the registrant is terminated without cause, as defined in the agreement, Mr. Desch will receive:

•

an amount equal to 18 months of his then-current base salary, paid in equal installments over 18 months according to the registrant’s normal payroll practice, or in a lump sum if the termination is in connection with a change in control, as defined in the agreement; and

•

an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of his and the registrant’s performance goals, pro-rated for the portion of the year that he was employed by the registrant.

A copy of the agreement with Mr. Desch is filed herewith as Exhibit 10.1.

On March 31, 2011, the performance subcommittee of the compensation committee of the registrant’s board of directors approved a bonus plan for the registrant’s executive officers for 2011. A copy of the bonus plan is filed herewith as Exhibit 10.2.

The bonus plan provides for the payment of bonuses to the registrant’s executive officers, based on the performance of the individual executives and the achievement of financial and sales performance goals set by the performance subcommittee. The following table sets forth the target bonus set by the performance subcommittee for each of the registrant’s named executive officers under the bonus plan, as a percentage of such officer’s base salary:

Named Executive Officer	Percentage of Base Salary
Matthew J. Desch	90%
Thomas J. Fitzpatrick	75%
Gregory C. Ewert	75%
John M. Roddy	60%

The performance subcommittee established a threshold goal of at least 93% of the registrant’s budgeted GAAP revenue, below which no bonus may be paid under the bonus plan. If the threshold goal is achieved, the bonus plan will be funded at 200% of target levels. The performance subcommittee will then determine the actual awards, which may be lower than 200%, based on factors determined in the discretion of the performance subcommittee. These factors may include revenue, operational EBITDA and specified sales goals.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between the registrant and Matthew J. Desch, dated as of March 30, 2011.

10.2	2011 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: April 5, 2011	By:	/s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer